                          CERTIFICATE OF INCORPORATION

                                       OF

                     EAGLE-PICHER DEVELOPMENT COMPANY, INC.

               I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

               FIRST: The name of the corporation (hereinafter called the Corporation) Eagle-Picher Development Company, Inc.

               SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is 100. All such shares shall be without par value.

               FIFTH: The name and mailing address of the incorporator is Jon A. Christensen, 1900 Huntington Center, Columbus, Ohio 43215.

               SIXTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

               NAME                          MAILING ADDRESS

        John E. Powers       P.O. Box 779, Cincinnati, Ohio 45201
        Corinne M. Faris     P.O. Box 779, Cincinnati, Ohio 45201
        James A. Ralston     P.O. Box 779, Cincinnati, Ohio 45201

               SEVENTH: The board of directors of the Corporation shall have power to make, alter or amend By-Laws of the Corporation.

               EIGHTH: (a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this paragraph (a) of Section Eighth. No amendment to or repeal of this paragraph (a) of Section Eighth shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

               (b) To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presented or hereafter in effect, no director of the Corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. No amendment to or repeal of this paragraph (b) of Section Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

               NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

               IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 26th day of August, 1987.

                                            JON A. CHISTENSEN
                                            ----------------------------------
                                            Jon A. Christensen

                     EAGLE-PICHER DEVELOPMENT COMPANY, INC.

                              ---------------------
                          ACTION OF BOARD OF DIRECTORS

                         UPON UNANIMOUS WRITTEN CONSENT

     The undersigned, constituting all of the Members of the Board of Directors of Eagle-Picher Development Company, Inc. (the "Company"), a Delaware corporation, hereby consent to the adoption of the following resolution:

     RESOLVED, that the By-Laws of the Company be, and they hereby are, amended as follows:

     Article II, Section 2. Annual meetings of stockholders shall be held on the 4th Tuesday of January, if not a legal holiday, and if a legal holiday, then on the next day following which is not a Saturday, Sunday, or legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote, or by written consent, a board of directors, and transact such other business as may properly be brought before the meeting.


12/29/93                                         MELVIN F. CHUBB, JR.
------------------                               -------------------------------
Date                                             Melvin F. Chubb, Jr., Director

December 28, 1993                                JAMES A. RALSTON
------------------                               -------------------------------
Date                                             James A. Ralston, Director

1/10/94                                          ANDRIES RUIJSSENAARS
------------------                               -------------------------------
Date                                             Andries Ruijssenaars, Director